VARIABLE ANNUITY UTILITIES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

DPL, Inc.†

17,757  $

455,289

UGI Corp.†

18,224

454,142

Exelon Corp.

25,389 $

2,063,364

CMS Energy Corp.†

33,253

450,246

Southern Co.†

39,958

1,422,904

AGL Resources, Inc.

13,005

446,332

FPL Group, Inc.

21,764

1,365,473

Aqua America, Inc.†

23,218

436,034

Dominion Resources, Inc.†

31,808

1,299,039

Sierra Pacific Resources

34,346

433,790

Duke Energy Corp.†

72,350

1,291,447

ITC Holdings Corp.†

8,310

432,619

Entergy Corp.

11,574

1,262,492

Southern Union Co.

18,441

429,122

FirstEnergy Corp.

18,111

1,242,777

Hawaiian Electric Industries,

Public Service Enterprise

Inc.†

17,566

419,300

Group, Inc.

29,092

1,169,207

Atmos Energy Corp.

16,409

418,430

PPL Corp.

23,887

1,096,891

Westar Energy, Inc.†

18,260

415,780

American Electric Power Co.,

Vectren Corp.

14,848

398,372

Inc.†

26,254

1,092,954

Piedmont Natural Gas Co.†

15,100

396,526

Edison International†

22,215

1,088,979

Great Plains Energy, Inc.†

15,802

389,519

Constellation Energy Group,

Nicor, Inc.†

9,439

________

316,301

Inc.

12,034

1,062,241

Total Common Stocks

Sempra Energy

18,723

997,561

(Cost $35,571,688)

________

44,103,658

PG&E Corp.†

25,933

954,853

Face

Questar Corp.

16,032

906,770

Amount

Mirant Corp.*†

24,425

888,826

REPURCHASE AGREEMENTS 0.8%

Progress Energy, Inc.†

21,084

879,203

NRG Energy, Inc.*†

22,370

872,206

Collateralized by U.S. Treasury

Consolidated Edison, Inc.†

21,879

868,596

Obligations

AES Corp.*

51,996

866,773

Lehman Brothers Holdings,

Reliant Energy, Inc.*

35,472

838,913

Inc. issued 03/31/08 at

Ameren Corp.†

18,355

808,354

1.15% due 04/01/08

$    343,557

________

343,557

Xcel Energy, Inc.

39,760

793,212

Equitable Resources, Inc.†

13,345

786,021

Total Repurchase Agreements

Allegheny Energy, Inc.†

14,896

752,248

(Cost $343,557)

________

343,557

DTE Energy Co.†

17,480

679,797

SECURITIES LENDING COLLATERAL 29.3%

Wisconsin Energy Corp.

14,215

625,318

Investment in Securities Lending Short

Dynegy Inc.*

76,094

600,382

Term

NiSource, Inc.†

34,728

598,711

Investment Portfolio Held

Energen Corp.

9,516

592,847

by U.S. Bank

12,972,263

________

12,972,263

Oneok, Inc.

13,236

590,723

Total Securities Lending Collateral

Pepco Holdings, Inc.†

23,866

589,968

(Cost $12,972,263)

________

12,972,263

National Fuel Gas Co.†

12,415

586,112

Total Investments 129.7%

MDU Resources Group, Inc.

23,690

581,590

(Cost $48,887,508)

$

_________

57,419,478

CenterPoint Energy, Inc.†

40,200

573,654

Liabilities in Excess of Other

SCANA Corp.

15,357

561,759

Assets – (29.7)%

$

(13,148,831)

_________

Energy East Corp.

22,470

541,976

Net Assets – 100.0%

$

44,270,647

Alliant Energy Corp.

15,013

525,605

*

Non-Income Producing Security.

Integrys Energy Group, Inc.†

11,095

517,471

All or a portion of this security is on loan at March 31,

Puget Energy, Inc.

19,947

516,029

†

2008

TECO Energy, Inc.†

32,227

514,021

Northeast Utilities

20,609

505,745

Pinnacle West Capital Corp.†

14,066

493,435

NSTAR

16,060

488,706

OGE Energy Corp.†

14,652

456,703

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